Exhibit 10.7
                                LETTER OF INTENT

This Letter of Intent is made and entered into February 18, 1997 among ADA Environmental Solutions LLC, a Colorado limited liability company ("ADA"), ADA-ES, Inc., a Colorado corporation, the parent company of ADA and the owner of all the membership interests in ADA ("Parent"), the shareholders of Parent (the "Parent Shareholders") named on the signature page hereof and Earth Sciences, Inc., a Colorado corporation ("ESI'). ADA, the Parent Company and the Parent Shareholders are collectively referred to herein as the "ADA Parties."

WHEREAS, the ADA Parties are seeking funding to accomplish the business plan as set forth in the document entitled "Business Plan for ADA Environmental Solutions - Flue Gas Conditioning Technology for Cost Effective Enhancement of ESPs and Baghouses," dated March 1996 (the "Business Plan"), which among other matters discusses the use of phosphoric acid for treatment of flue gas particulates;

WHEREAS, ESI's wholly-owned subsidiary intends to produce phosphoric acid at its facility in Calgary; and

WHEREAS, ESI desires to acquire a 51 % interest in ADA and an option to acquire a 100% equity interest in the Parent Company and provide the funding necessary to accomplish the Business Plan, all in accordance with the terms and conditions set forth in this Letter of Intent;

NOW, THEREFORE, the ADA Parties and ESI, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, hereby agree as follows:

1. Acquisition of Membership Interest in ADA.
---------------------------------------------

Simultaneously with the execution and delivery of this letter of intent, ESI has paid ADA cash in the amount of $400,000 and has been issued by ADA in consideration thereof a membership interest representing a four and eight tenths percent (4.8%) interest in ADA. The operating agreement of ADA has been amended simultaneously herewith to reflect the ownership by ESI of such percentage interest.

      In the event the transactions specified in Paragraph 2 hereof have not been consummated on or before April 30, 1997, ESI shall have the option of requiring ADA to repurchase such 4.8% by making equal monthly payments commencing not later than April 30,1998 over a two (2) year period totaling $400,000 plus interest at a compound rate of 8% per annum from the date the funds are received by ADA until payment is made to ESI In the event the transactions specified in Paragraph 2 hereof have not been consummated on or before April 30, 1997 and ESI shall not, by May 15, 1997 exercise its right to cause ADA to repurchase the foregoing membership interest, then ADA shall have the right to purchase such membership interest over a one year period on the same terms, such right to be exercised on or before June 15, 1997.


2.   Acquisition   of  Additional   Interest  in  ADA  and  Option  From  Parent
Shareholders.
--------------------------------------------------------------------------------

(a) The Parties will use their good faith efforts to consummate the following transactions on or before April 30, 1997 (the "Closing Date"):

(i) ESI, or a wholly-owned subsidiary of ESI, will acquire an additional 46.2% equity interest from ADA in exchange for $500,000 in cash and a non-interest bearing note in the amount of $1,600,000 (the "Note"), payable as follows:
$600,000 on or before June 30, 1997; $500,000 on or before January 1, 1998; and $500,000 on or before April 30, 1998.

(ii) The Parent Shareholders will grant ESI an irrevocable option (the "Option") to acquire all of their shares in Parent during a six month period commencing

May 1, 1998 and ending October 31, 1998 in exchange (the "Exchange") for shares of common stock, $.01 par value per share (the "Common Stock") of ESI. The number of shares of Common Stock to be issued (the "Shares") in the Exchange shall be 1,715,600. The Shares will be restricted from trading pursuant to rules of the Securities and Exchange Commission; however, ESI will prepare and file (at its expense) a registration statement with the SEC with respect to the offering and sale or other disposition of the Shares within 3 months of the exercise of the Option.

(b) The following shall be conditions precedent to the obligations of the ADA Parties and ESI to consummate the transactions specified in Paragraph 2(a) and to ESI's right to exercise the Option:

(i) ESI shall provide assurances to the ADA Parties, acting reasonably, that the additional funding needed to pay the Note, is or will be available to ESI. ESI acknowledges that on April 30, 1997 $400,000 and on June 30, 1997 $330,000 of the proceeds will be used to repay certain indebtedness owed by ADA to ADA Technologies, Inc. incurred for operating expenses of ADA. ESI agrees to cause ADA to make such payment.

(ii) ESI shall satisfy itself, acting reasonably, that the nature and prospects of ADA are, in material respects, as set forth in the Business Plan and financial statements that have been provided to ESI, and that there has been no material adverse change in the business from what is set forth therein.

(iii) ADA shall satisfy itself, acting reasonably, that the nature and prospects of ESI are, in all material respects, as set forth in ESI's 1995 Form 10-KSB, 1996 Quarterly Form 10-QSB, and other materials that have been or may be provided to ADA, and that there has been no material adverse change in the business from what is set forth therein.

(iv) ADA and ESI will negotiate satisfactory employee contracts for the continued employment of certain individuals and satisfaction of certain accrued incentives by issuance of 36,305 of Common Stock of ESI.

(v) ESI shall use its best efforts to make available one seat on the ESI Board of Directors to the ADA Parties so long as, in the aggregate, they own no less than one million shares of Common Stock and agrees to nominate an individual designated by the ADA Parties for such seat. Management shareholders of ESI will enter into appropriate voting agreements, agreeing to vote their shares in favor of one individual designated by the ADA Parties for such seat.

(vi) ADA and ESI will use their best efforts to effect the Exchange of Shares on a tax free basis.

(vii) The parties shall negotiate and execute definitive documentation regarding the transactions set forth in Paragraph 2(a). Such agreement shall contain customary terms and conditions normally contained in an agreement for a stock exchange and shall provide, among other things, the terms and conditions set forth in subparagraphs (i), (iv), (v) and (vi) above and following:

(aa) Standard representations and warranties regarding ESI's, Parent's, and ADA's financial conditions, operations, assets and liabilities and capital stock;

(bb) Covenants by the parties that the transactions shall comply with applicable law;

(cc) In the event that ESI does not exercise the Option, ADA shall have the option to repurchase all of the membership interest in ADA owned by ESI for a purchase price equal to $900,000 plus any amount paid by ESI on the Note, such price to be payable over a three year period in equal monthly installments with interest at a compound rate of 8% per annum. Upon exercise of such option by ADA the Note shall be canceled.

(dd) In the event that ESI shall default on any payments on the Note, the Option shall automatically terminate and ADA shall have the option to repurchase all of the membership interest in ADA owned by ESI for a purchase price equal to $900,000 plus any amounts paid by ESI on the Note, such price to be payable over a three year period in equal monthly installments with interest at a compound rate of 8% per annum. Upon exercise of such option by ADA the Note shall be canceled.

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


(ee) Satisfactory registration rights provisions applicable to the Shares and the resale thereof by the Parent Shareholders.

(ff) ESI will maintain covenants to continue listing of Common Stock on NASDAQ.

3. Cooperation.
---------------

     The parties to this Letter of Intent recognize that open disclosure and cooperation are essential to consummate the several transactions contemplated hereby, and each party hereby commits to use its best efforts to accomplish the goals agreed upon herein. Any cost incurred by any party during the period from the date of signing this Letter of Intent until the Closing Date shall be for that party's own account. Prior to the expiration of the Option, the ADA Parties shall not permit any issue or transfer of any equity interest in ADA or Parent, except as contemplated herein.

4. Press Release.
   -------------

     The parties agree to issue, as soon as practical, a joint press release, substantially in the form of the attached Exhibit A, to announce the agreements made herein.

5.  This Letter of Intent shall be binding on all parties hereto.
--  -------------------------------------------------------------


     IN WITNESS WHEREOF, the parties hereto have executed this Letter of Intent as of the day and year hereinabove first written.

 Earth Sciences, Inc.


By:_/s/ Mark H. McKinnies
    ---------------------------------
    Mark H. McKinnies, its President


ADA Environmental Solutions, LLC

By:_/s/ Michael D. Durham                 By:  /s/ Judith A. Armstrong
   ----------------------------------          --------------------------------
Michael D. Durham, its Manager                 Judith A. Armstrong
                                           President, ADA Technologies, Inc.

ADA-ES, Inc.

By:_/s/ Judith A. Armstrong               By:  /s/ Kenneth E.Baldrey
   -----------------------------------         --------------------------------
Judith A. Armstrong,                         Kenneth E. Baldrey, 2% Shareholder
President, ADA Technologies, Inc.
 80% Shareholder


By:_/s/C. Jean Bustard                     By:  /s/Cameron E. Martin
   ------------------------------------        --------------------------------
     C. Jean Bustard, 6% Shareholder         Cameron E. Martin,  1% Shareholder


By:__/s/ John F. Wurster
   -------------------------------------
     John F. Wurster, 11% Shareholder


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